Exhibit 99.1

News Release

ON Semiconductor Announces Proposed Private Offering of $700 Million of Convertible Senior Notes

PHOENIX, Ariz. – May 10, 2021 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) announced today that it intends to offer, subject to market and other conditions, $700 million aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “notes”) in a private offering. The notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). ON Semiconductor also expects to grant to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $105 million aggregate principal amount of the notes.

The notes will be ON Semiconductor’s senior unsecured obligations and will be guaranteed by certain of its subsidiaries. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on May 1, 2027, unless earlier repurchased, redeemed or converted. ON Semiconductor will satisfy any conversion elections by paying cash up to the aggregate principal amount of the notes to be converted, and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at ON Semiconductor’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes to be converted. The initial conversion rate of and other terms of the notes will be determined by negotiations between ON Semiconductor and the initial purchasers of the notes.

ON Semiconductor intends to use the net proceeds from the offering, together with cash on hand, (i) to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to it from the sale of the warrant transactions described below), (ii) to repurchase or exchange a portion of the aggregate principal amount outstanding of ON Semiconductor’s existing 1.625% Convertible Senior Notes due 2023 (the “2023 Notes”) in privately negotiated note repurchase or exchange transactions described below, (iii) to repay a portion of the existing outstanding indebtedness under ON Semiconductor’s revolving credit facility and related transaction fees and expenses, if any, and (iv) with respect to the remainder of the net proceeds, if any, for general corporate purposes, including the repurchase of shares of ON Semiconductor’s common stock. If the initial purchasers exercise their option to purchase additional notes, ON Semiconductor expects to enter into additional convertible note hedge transactions and warrant transactions, and intends to use cash on hand, a portion of the net proceeds from the sale of any such additional notes or a combination thereof, to pay the costs of such additional convertible note hedge transactions (which would be partially offset by the proceeds to us from the sale of additional warrant transactions).

In connection with the pricing of the notes, ON Semiconductor expects to enter into privately negotiated convertible note hedge agreements with certain of the initial purchasers of the notes or their affiliates and/or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the notes, and are expected to reduce the potential dilution to the common stock and/or offset potential cash payments in excess of the principal amount upon conversion of the notes. ON

Semiconductor also expects to enter into warrant transactions with the hedge counterparties relating to the same number of shares of common stock. The warrant transactions could have a dilutive effect on the common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, ON Semiconductor expects to enter into additional convertible note hedge and warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties, or their affiliates, expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. In addition, the hedge counterparties, or their affiliates, may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the common stock and/or by purchasing or selling the common stock or other securities of ON Semiconductor in secondary market transactions prior to the maturity of the notes, and are likely to do so following the conversion of the notes or during any observation period related to a conversion of notes. These hedging activities could have the effect of increasing, or reducing the size of any decline in, the market price of ON Semiconductor’s common stock or the notes at that time.

Contemporaneously with the pricing of the notes, ON Semiconductor expects to enter into one or more separate and individually negotiated transactions with one or more holders of the 2023 Notes to repurchase or exchange a portion of the 2023 Notes on terms to be negotiated with each holder (each, a “note repurchase”). The terms of any note repurchase are anticipated to be individually negotiated with each holder and will depend on several factors, including the market price of ON Semiconductor’s common stock and the trading price of the 2023 Notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of the 2023 Notes will be repurchased or exchanged or the terms on which they will be repurchased or exchanged. The consideration for any such note repurchases may include cash, shares of ON Semiconductor’s common stock, or a combination thereof. ON Semiconductor expects that holders of the outstanding 2023 Notes that sell or exchange their 2023 Notes may enter into or unwind various derivatives with respect to ON Semiconductor’s common stock (including entering into derivatives with one or more of the initial purchasers in the notes offering or their respective affiliates) and/or purchase or sell shares of ON Semiconductor’s common stock concurrently with or shortly after the pricing of the notes. This activity could affect the market price of ON Semiconductor’s common stock and the initial conversion price of the notes.

In connection with the issuance of the 2023 Notes, ON Semiconductor entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) with certain financial institutions (the “existing counterparties”). ON Semiconductor also entered into separate warrant transactions (the “existing warrant transactions”) with the existing counterparties. To the extent ON Semiconductor effects note repurchases, ON Semiconductor intends to enter into agreements with the existing counterparties to terminate a portion of: (i) the existing convertible note hedge transactions in a notional amount corresponding to the principal amount of the 2023 Notes repurchased or exchanged and (ii) the existing warrant transactions with respect to a number of shares equal to the notional shares underlying such 2023 Notes repurchased or exchanged. In connection with such terminations, the existing counterparties and/or their respective affiliates may purchase or sell shares of common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to ON Semiconductor’s common stock concurrently with or shortly after the pricing of the notes. In connection with such terminations, ON Semiconductor anticipates that it will receive, on a net basis from the existing counterparties, shares of its common stock.

The repurchase or exchange of the 2023 Notes and the unwind of the existing convertible note hedge transactions and the existing warrant transactions described above, and the potential related market activities by holders of the 2023 Notes participating in the note repurchases and/or exchanges and the existing counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of ON Semiconductor’s common stock, which may affect the trading price of the notes at that time and the initial conversion price of the notes. ON Semiconductor cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or ON Semiconductor’s common stock.

The notes, guarantees and any shares of the common stock issuable upon conversion of the notes have not been registered under the Securities Act or under any U.S. state securities laws or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient electronics innovations that help make the world greener, safer, inclusive and connected. The company has transformed into our customers’ supplier of choice for power, analog, sensor and connectivity solutions. Our superior products help engineers solve their most unique design challenges in automotive, industrial, cloud power, and Internet of Things (IoT) applications. ON Semiconductor operates a responsive, reliable supply chain and quality programs, and robust ESG programs. Headquartered in Phoenix, Arizona, the company has a global network of manufacturing facilities, sales and marketing offices and engineering centers in its key markets.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

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Cautions Regarding Forward-Looking Statements

Certain statements in this press release, including, among others, the proposed terms of the notes and the related guarantees, the size of the notes offering, including the option to the initial purchasers to purchase additional notes, the extent, and potential effects, of convertible note hedge and warrant transactions, the potential dilution to the common stock, the conversion price for the notes, the expected use of the proceeds from the sale of the notes, including the repurchase or exchange transactions described herein, and the unwind of the existing convertible note transactions and the exiting warrant transactions described herein and the potential effects thereof, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” and similar expressions. All forward-looking statements in this press release are made based on Semiconductor’s current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are economic conditions and markets (including current financial conditions), exchange rate fluctuations, risks associated with decisions to expend cash reserves for various uses in accordance with ON Semiconductor’s capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with ON Semiconductor’s substantial leverage and restrictive covenants in ON Semiconductor’s debt agreements that may be in place from time to time, and risks involving governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2020 Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the SEC. ON Semiconductor assumes no obligation to update such information, except as may be required by law.

Contacts

Sarah Rockey	Parag Agarwal
Corporate Communications / Media Relations	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(602) 244-5910	(602) 244-3437
sarah.rockey@onsemi.com	parag.agarwal@onsemi.com